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                                                                    Exhibit 9(b)

                                                           Dated: March 17, 1998


                                   SCHEDULE A
                                     TO THE
                     MANAGEMENT AND ADMINISTRATION AGREEMENT
                        BETWEEN AMSOUTH MUTUAL FUNDS AND
                              ASO SERVICES COMPANY

Name of Fund                                 Compensation*
------------                                 -------------

AmSouth Prime Obligations Fund, AmSouth      Annual Rate of twenty
U.S. Treasury Fund, AmSouth Tax Exempt       one-hundredths of one percent
Fund, AmSouth Equity Fund, AmSouth           (0.20%) of each such Fund's average
Regional Equity Fund, AmSouth Balanced       daily net assets
Fund, AmSouth Bond Fund, AmSouth Limited
Maturity Fund, AmSouth Municipal Bond
Fund, AmSouth Government Income Fund,
AmSouth Florida Tax-Free Fund, AmSouth
Capital Growth Fund, AmSouth Small Cap
Fund, and AmSouth Equity Income Fund


AmSouth Institutional Prime Obligations      Annual Rate of ten one-hundredths
Fund and AmSouth Institutional U.S.          of one percent (0.10%) of each such
Treasury Fund                                Fund's average daily net assets


                                       AMSOUTH MUTUAL FUNDS

                                       By: /s/ George R. Landreth
                                           ---------------------------
                                       Title:
                                              ------------------------


                                       ASO SERVICES COMPANY

                                       By: /s/ J. David Huber
                                           ---------------------------
                                       Title:
                                              ------------------------

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     *All fees are computed daily and paid periodically.